UNITED STATES
SECURITIES AND EXCHANGE
COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): November 12, 2010

MERRIMAN HOLDINGS, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-15831	11-2936371
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

600 California Street, 9th Floor,
San Francisco, California 94108
( Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code (415) 248-5600

(Former Name or Former Address, if Changed Since Last Report)

Item 3.02	Recent Sales of Unregistered Securities.

On November 12, 2010, Merriman Holdings, Inc. settled claims brought by Midsummer Investment, Ltd. (“Midsummer”) relating to a warrant exercise.  On November 6, 2009, Midsummer filed a complaint in federal court, Southern District of New York, alleging that Midsummer was denied an anti-dilution adjustment to a warrant issued by the Company to them, and that the Company refused to honor an exercise of that warrant. Pursuant to a written settlement agreement, the Company will issue to Midsummer 200,000 shares of common stock in 12 monthly installments of 16,666 shares.  Of this amount 185,700 shares are being issued upon a cashless exercise of warrants acquired by Midsummer in connection with an investment in the Company in 2006, and will be saleable immediately as they are issued over the coming 12 months.  The remaining 14,300 shares will be restricted.

Item 8.01	Other Events

In connection with the litigation settlement described in Section 3.02 above, the Company also agreed to pay to Midsummer $150,000 in three installments ending on March 31, 2011.  The Company has accrued appropriately as of September 30, 2010 for this matter.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Merriman Holdings, Inc.

Date: November 18, 2010	By:	/s/ D. JONATHAN MERRIMAN
D. Jonathan Merriman
Chief Executive Officer